________________________________________________________________________________



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ____________


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report: February 18, 2004
                       (Date of earliest event reported)
                                  ____________


                              LTC PROPERTIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



        MARYLAND                    1-11314                    71-0720518
 (State of Incorporation or   (Commission File Number)      (I.R.S. Employer
       Organization)                                       Identification No.)


                       22917 Pacific Coast Hwy, Suite 350
                            Malibu, California 90265
                                 (310) 455-6010
              (Address of Principal Executive Offices and Zip Code)


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ITEM 5.  OTHER EVENTS

     In conjunction with this Current Report we are filing a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is incorporated herein by reference. The Prospectus Supplement describes the issuance and sale to the public of 4 million shares of our 8.0% Series F Cumulative Preferred Stock (the "Series F Preferred Stock") in a registered direct placement at $25.00 per share. Net proceeds to the Company, after fees and expenses, are expected to be approximately $98.5 million. The Series F Preferred Stock has no stated maturity and may be redeemed by the Company on or after February 23, 2009.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits
          ________


          4.1 Articles Supplementary Classifying the Series F Preferred Stock of the Registrant

          5.1 Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP regarding the legality of the Series F Preferred Stock being registered

          8.1  Tax Opinion of Reed Smith, LLP

          10.1 Form of Purchase Agreement dated as of February 18, 2004 by and between the Registrant and the purchasers of the Series F Preferred Stock (Initial Closing)

          10.2 Form of Purchase Agreement dated as of February 18, 2004 by and between the Registrant and the purchasers of the Series F Preferred Stock (Final Closing)

          10.3 Placement Agent Agreement dated as of February 18, 2004 by and between the Registrant and Cohen & Steers Capital Advisors, LLC.

          12.1 Statement regarding Computation of Ratios of Earnings to Fixed Charges and Combined Earnings to Fixed Charges and Preferred Stock Dividends

          23.1 Consent of Ballard, Spahr, Andrews & Ingersoll, LLP (contained in
               Exhibit 5.1)

          23.2 Consent of Reed Smith, LLP (contained in Exhibit 8.1)

          23.3 Consent of Ernst & Young LLP, Independent Auditors

          99.1 Press Release dated February 18, 2004

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2004             LTC PROPERTIES, INC.
                                       ("Registrant")


                              By:  /s/ Wendy L. Simpson
                                   _____________________________________________
                                   Wendy L. Simpson,
                                   Vice Chairman and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)